CON-WAY INC.
INCORPORATED IN DELAWARE AUGUST 13, 1958
UNDER THE CORPORATE NAME OF
CONSOLIDATED FREIGHTWAYS COMPANY

BYLAWS
As Amended January 21, 2015

CON-WAY INC.
BYLAWS
As Amended January 21, 2015

ARTICLE I
OFFICES
SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
SECTION 2. Other Offices. The Corporation shall also have and maintain a principal office or place of business at such place as may be fixed by the Board of Directors, and may also have other offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS
SECTION 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors or, if not so designated, then at the principal office of the Corporation.

SECTION 2. Annual Meetings. The annual meetings of the stockholders of the Corporation for the purpose of election of directors and for such other business as may lawfully come before the meetings shall be held on a date and at a time designated from time to time by the Board of Directors. Only such business (other than nominations for election to the Board of Directors and the election of directors to the Board of Directors, which must comply with the provisions of Article III, Section 11 of these Bylaws) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred-twenty (120) days nor more than one hundred-fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall an adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

To be in proper written form, a stockholder's notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person or any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any affiliates or associates of such person with respect to shares of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or borrowing or lending of shares of the Corporation) has been made by or on behalf of such person or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates or associates of such person with respect to shares of the Corporation, (iii) a description of all agreements, arrangements or understandings (whether written or oral) between or among such person or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to business brought by such person at an annual meeting of stockholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

Notwithstanding anything in the Bylaws to the contrary, no business (other than nominations for election to the Board of Directors and the election of directors to the Board of Directors, which must comply with the provisions of Article III, Section 11 of these Bylaws) shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2, provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

Nothing contained in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

SECTION 3. Special Meetings. (a) General. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chief Executive Officer or the Board of Directors at any time. Upon written request of any stockholder or stockholders holding an aggregate “net long position” of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting and having held such “net long position” continuously for at least one year as of the date of such request (the “Requisite Percentage”), the Secretary shall call a special meeting of stockholders (each such request, a “Stockholder Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”). “Net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), provided that: (i) for purposes of such definition, (A) in determining such holder’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of the relevant Stockholder Special Meeting Request and all dates in the one-year period prior thereto, (B) the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) “subject security” shall refer to the outstanding capital stock, and (ii) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section and related provisions of the Bylaws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders of the Corporation.
(b) Stockholder Requested Special Meetings. In order for a Stockholder Requested Special Meeting to be called, one or more Stockholder Special Meeting Requests must be signed by the Requisite Percentage of record holders (or their duly authorized agents) and must be delivered to the Secretary. The Stockholder Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Each Stockholder Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Stockholder Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each stockholder signing such request (or on whose behalf the Stockholder Special Meeting Request is signed), (B) the class or series, if applicable, and the number of shares of common stock of the Corporation that are owned of record and beneficially by each such stockholder as to which such stockholder has a “net long position,” (C) include documentary evidence of the fact and duration of each such stockholder’s record and beneficial ownership of such stock, and (D) contain any other information, description or representation that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 2 of these Bylaws, (iv) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (v) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more directors, contain the information required by Article III, Section 11 of these Bylaws, and (vi) include an acknowledgment by each stockholder (and any duly authorized agent) that any disposition of shares of common stock of the Corporation as to which such stockholder has a net long position as of the date of delivery of the Stockholder Special Meeting Request and prior to the Stockholder Requested Special Meeting shall constitute a revocation of such Stockholder Special Meeting Request by such stockholder or beneficial owner with respect to such shares. If the requesting stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Stockholder Special Meeting Request must also include an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Stockholder Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of the Stockholder Special Meeting Request and prior to the Stockholder Requested Special Meeting. In addition, the stockholder (and any duly authorized agent) shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, at any time following the Delivery Date (as defined below), there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
(c) Calling of a Special Meeting. Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of stockholders if (i) the Board of Directors has called or calls an annual or special meeting of stockholders to be held not later than sixty (60) days after the date on which a valid Stockholder Special Meeting Request has been delivered to the Secretary (the “Delivery Date”), or (ii) the Stockholder Special Meeting Request (A) is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (C) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law, (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law, or (E) does not comply with the provisions of this Section 3.
(d) Holding a Special Meeting. Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and the General Corporation Law of the State of Delaware. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Article V, Section 4 of these Bylaws; provided further, that if the Board of Directors fails to designate, within ten (10) days after the Delivery Date, a date and time for a Stockholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the 60th day after the Meeting Record Date (or, if that day shall not be a business day, then on the next preceding business day); provided further, that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Special Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal executive offices. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.
(e) Business Transacted at a Special Meeting. Business to be transacted at a special meeting may only be brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Stockholder Special Meeting Request(s), and requesting stockholders seeking to nominate persons for election to the Board of Directors at a proposed Stockholder Requested Meeting must comply with Article III, Section 11 of these Bylaws; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. If none of the stockholders who submitted a Stockholder Special Meeting Request appears or sends a qualified representative to present items of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).
(f) Other Considerations. In determining whether a special meeting of stockholders has been requested by the record holders of shares with net long position of at least the same amount of securities owned by such record holders for at least one year as of the date of such request and representing the Requisite Percentage as of the date of such written request to the Secretary, multiple Stockholder Special Meeting Requests delivered to the Secretary will be considered together only if (i) each such request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matter proposed to be acted on at the proposed special meeting, and (ii) each such request has been dated and delivered to the Secretary within sixty (60) days of the earliest dated Stockholder Special Meeting Request.
SECTION 4. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat; said notice to specify the place, date and hour and purpose or purposes of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
SECTION 5. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting shall not be counted to determine a quorum at said meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power represented at the meeting and entitled to vote on such question. Notwithstanding any provision in these Bylaws to the contrary, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting.
SECTION 6. Voting Rights. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a proxy to act for such stockholder, which proxy may be given in writing or by electronic transmission, as permitted by law, and shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three years from its date unless the proxy provides for a longer period.
SECTION 7. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.
SECTION 8. Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) if the Certificate of Incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the Certificate of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.
SECTION 9. Rules of Conduct. The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III
DIRECTORS
SECTION 1     Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors.
SECTION 2     Number, Qualifications and Classification. (a) A majority of the directors holding office may by resolution increase or decrease the number of directors, provided, however, that the number thereof shall never be less than seven nor greater than fourteen. A director need not be a stockholder. Directors shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including any vacancy that results from an increase in the number of directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders.
(b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto.
(c) Any amendment, change or repeal of this Section 2 of Article III, or any other amendment to these Bylaws that will have the effect of permitting circumvention of or modifying this Section 2 of Article III, shall require the affirmative vote, at a stockholders’ meeting, of the holders of a majority of the then-outstanding shares of stock of the Corporation entitled to vote.
SECTION 3     [Intentionally Omitted.]
SECTION 4     Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the number of directors constituting the whole Board be increased, or if the stockholders, at any meeting of stockholders at which directors are to be elected, fail to elect the number of directors then constituting the whole Board.
SECTION 5     Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.
SECTION 6     Meetings. (a) The annual meeting of the Board of Directors shall be held at such time and place as the Board may determine. No notice of the annual meeting of the Board of Directors shall be necessary if such meeting is held immediately after the annual stockholders’ meeting and at the place where such stockholders’ meeting is held. If the annual meeting of the Board of Directors is held on a different date, or at a different time or place, notice of the date, time and place of such annual meeting of the Board of Directors shall be furnished to each director in accordance with the procedures of Article III, Section 6(c) of these Bylaws. The annual meeting of the Board of Directors shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.
(b) Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware, and at such times as the Board may from time to time determine, and if so determined no notice thereof need be given.
(c) Special meetings may be called at any time and place within or without the State of Delaware upon the call of the Chief Executive Officer or Secretary or any two directors. Notice of the date, time, place and purposes of each special meeting, and notice of the date, time and place of each annual and regular meeting for which notice is required to be given, shall be sent by mail at least seventy-two hours in advance of the time of the meeting, or by electronic mail, facsimile or other electronic transmission at least twenty-four hours in advance of the time of the meeting to the mailing address, facsimile number, electronic mail address or other address (as applicable) of each director. Notice of any special meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat.
SECTION 7    Quorum and Voting. (a) A majority of the whole Board of Directors shall constitute a quorum for all purposes, provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time and place to place, within or without the State of Delaware, without notice other than by announcement at the meeting.
(b) At each meeting of the Board at which a quorum is present all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law or by the Certificate of Incorporation.
SECTION 8    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
SECTION 9    Fees and Compensation. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, compensation in a reasonable amount may be fixed by the Board, including, without limitation, compensation in the form of an annual retainer, a fee for each Board or Board Committee meeting attended, reimbursement for expenses of attendance at any such meeting, or any combination of any of the foregoing. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.
SECTION 10    Chairman of the Board. The Chairman of the Board shall be chosen by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee. He shall have the responsibility of keeping the directors informed on all policy matters, and shall have such other powers and perform such other duties as may be prescribed by the Board.
SECTION 11    Nominations of Persons for Election to the Board of Directors. Only persons who are nominated in accordance with the following procedures set forth in these Bylaws shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual or special meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than one hundred-twenty (120) days nor more than one hundred-fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall an adjournment or postponement of an annual meeting or a special meeting called for the election of directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

To be in proper written form, a stockholder's notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person or any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any affiliates or associates of such person with respect to shares of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or borrowing or lending of shares of the Corporation) has been made by or on behalf of such person or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of stock price changes for, such person or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates or associates of such person with respect to shares of the Corporation and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made by such person in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person or any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any affiliates or associates of such person with respect to shares of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or borrowing or lending of shares of the Corporation) has been made by or on behalf of such person or any of affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates or associates of such person with respect to shares of the Corporation, (iii) a description of all agreements, arrangements or understandings between or among such person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person or any affiliates or associates of such person, in such nomination(s), including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual or special meeting to nominate the persons named in its notice and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such person for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual or special meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining stockholders entitled to receive notice of the annual or special meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of Preferred Stock.

The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IV
OFFICERS AND COMMITTEES
SECTION 1. Officers Designated. The officers of the Corporation shall be chosen by the Board of Directors and shall be the President, one or more Vice Presidents, the Secretary, one or more Assistant Secretaries, the Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors from time to time may designate. The Board of Directors shall designate the President as the Chief Executive Officer of the Corporation. The officer so designated shall have charge of the actual conduct and operation of the business of the Corporation, subject to the control and direction of the Board of Directors. The Chief Executive Officer shall, with the consent of the Board of Directors, assign such additional titles to Vice Presidents as he shall deem appropriate. He may appoint additional Vice Presidents who shall not, however, be officers. He shall assign all duties not otherwise specified by these Bylaws to all officers and employees of the Corporation.
SECTION 2. Election, Qualification, Tenure of Office, and Duties of Officers. (a) At the annual meeting of the Board of Directors following their election by the stockholders, the directors shall elect all officers of the Corporation. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. No officer of the Corporation need be a director.
(b) Each officer shall hold office from the date of his election either until the date of his voluntary resignation, or death, or until the next annual meeting of the Board of Directors and until a successor shall have been duly elected and qualified, whichever shall first occur; provided that any such officer may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, and the Board may elect another in the place and stead of the person so removed.
(c) President: The President shall, in the absence of the Chairman of the Board preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall exercise all of the powers and discharge all of the other duties of the Chairman of the Board in the absence of the Chairman of the Board. He shall perform such other duties as may be prescribed by the Chairman of the Board.
(d) Vice Presidents: The Vice Presidents shall have such duties and have such other powers as shall be prescribed by the Chief Executive Officer. Such Vice President as may be designated by the Board of Directors or the Chairman of the Board shall preside at all meetings of the stockholders.
(e) Secretary: The Secretary shall record all the proceedings of the meetings of the Corporation and of the directors in a book or books kept for that purpose. He shall attend to the giving and serving of all notices on behalf of the Corporation. He shall have the custody of the corporate seal and affix the same to such instruments as may be required. He shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
(f) Assistant Secretaries: Assistant Secretaries shall assist the Secretary in the performance of his duties and any one of the Assistant Secretaries may perform all of the duties of the Secretary if at any time he shall be unable to act. Assistant Secretaries shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
(g) Treasurer: The Treasurer shall have charge of the custody, control and disposition of all funds of the Corporation and shall account for same. He shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
(h) Assistant Treasurers: Assistant Treasurers shall assist the Treasurer in the performance of his duties and any one of the Assistant Treasurers may perform all of the duties of the Treasurer if at any time he shall be unable to act. Assistant Treasurers shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
SECTION 3    Committees. (a) Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of not less than three members, all of whom shall be directors. The Executive Committee, if established and to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. It shall be the duty of the Secretary of the Corporation to record the minutes of all actions of the Executive Committee.
(b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such other committees as may be permitted by law. Such other committees shall have such powers and perform such duties as may be prescribed by the Board of Directors.
(c) Term; Number of Committee Members. The members of all committees of the Board of Directors shall serve a term coexistent with that member’s remaining term as a member of the Board of Directors, or until such time as the Board of Directors shall replace that member on such committee or ask that member to accept another committee assignment in its stead. The Board, subject to the provisions of subsection (a) and (b) of this Section 3, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee, while it exists, shall consist of less than three members. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. If the qualified members of a committee, in attendance at a committee meeting, believe that the absence or disqualification of one or more members of that committee seriously impairs the function of that committee, such remaining qualified members, whether or not constituting a quorum, may by unanimous action appoint another member of the Board of Directors to act as a committee member at that meeting.
(d) Notice of Committee Meetings. Notice of the date, time and place of each committee meeting shall be sent to each committee member by mail at least seventy-two hours in advance of the time of the meeting, or by electronic mail, facsimile or other electronic transmission at least twenty-four hours in advance of the time of the meeting to the address, telephone or facsimile number, electronic mail address or other address (as applicable) of each committee member. Notice of any special meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any committee member by attendance thereat.
ARTICLE V
CAPITAL STOCK
SECTION 1. Stock Certificates and Uncertificated Shares. The shares of stock of the Corporation may be represented by certificates or may be uncertificated. Each holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent.
SECTION 2. Lost Certificates. The Board of Directors may direct uncertificated shares or, if requested by the registered owner, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of uncertificated shares or a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/ or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
SECTION 3. Transfers. Transfers of record of shares of the capital stock of the Corporation shall be made upon its books by the holders thereof, in person or by attorney duly authorized, and upon either the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by a properly endorsed stock power, or upon presentation of proper transfer instructions from the holder of record of uncertificated shares.
SECTION 4. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI
OTHER SECURITIES OF THE CORPORATION
All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal or a facsimile of such seal, if desired, may be impressed or imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by a trustee under an indenture pursuant to which such bond, debenture or other corporate securities shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, may be signed by the Treasurer or an Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any person who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be an officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE VII
SECURITIES OWNED BY THE CORPORATION
Power to Vote. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, or any officer designated in writing by the Chief Executive Officer, shall have full power and authority in the name and on behalf of the Corporation, to vote and to act either in person or by proxy at any meeting of the holders of stock or securities in any corporation upon and in respect of any securities therein which the Corporation may hold, and shall possess and may exercise in the name of the Corporation any and all rights and powers incident to the ownership of such stock or securities which, as the owner thereof, the Corporation shall possess and might exercise including the right to give written consents in respect to action taken or to be taken. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE VIII
CORPORATE SEAL
The corporate seal shall consist of a die bearing the inscription, “Con-way Inc.”-Corporate Seal- Delaware.”

ARTICLE IX
AMENDMENTS
These Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 8 of Article II or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws by unanimous written consent or by the affirmative vote of a majority of the whole Board at any annual, regular, or special meeting subject to the power of the stockholders to change or repeal such Bylaws.

ARTICLE X
MISCELLANEOUS
SECTION 1. Definitions. As used in these Bylaws and wherever the context shall require, the word “person” shall include associations, partnerships and corporations as well as individuals; words in the masculine gender shall include the feminine and associations, partnerships and corporations; words in the singular shall include the plural and words in the plural may mean only the singular, and words “additional compensation” shall mean and include all bonus, profit sharing, retirement, deferred compensation, and all other additional compensation plans or arrangements affecting persons individually or as a group.
SECTION 2. Notices. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it may be given in any manner permitted by law. Any notice required to be given to any director may be given by the method hereinabove stated, by personal delivery, or by telephone, except that such notice, other than one which is delivered personally, shall be sent to such address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. When notice is required to be given to stockholders, an affidavit of the secretary or assistant secretary of the Corporation, of its transfer agent with respect to the class of stock affected, or of another agent of the Corporation that notice to stockholders has been given, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing. It shall not be necessary that the same method of giving be employed in respect of all directors or stockholders, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any directors may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
SECTION 3    Indemnification of Officers, Directors, Employees and Agents. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted prior to amendment) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as to actions to enforce indemnification rights pursuant to paragraph (c) of this Section, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right for the benefit of the Corporation’s directors, officers, employees, and agents.
(b) Authority to Advance Expenses. Expenses incurred (including attorneys’ fees) by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Such expenses incurred by other employees or agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate.
(c) Right of Claimant to Bring Suit. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(d) Provisions Nonexclusive. The rights conferred on any person by this Section shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(e) Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability, expense, or loss asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify him against such liability, expense, or loss under applicable law or the provisions of this Article.
(f) Survival of Rights. The rights provided by this Section shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
(g) Effect of Amendment. Any amendment, repeal, or modification of this Section shall not (a) adversely affect any right or protection of any director, officer, employee, or agent existing at the time of such amendment, repeal, or modification, or (b) apply to the indemnification of any such person for liability, expense, or loss stemming from actions or omissions occurring prior to such amendment, repeal, or modification.

SECTION 4    Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the Court of Chancery or another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).